FOR IMMEDIATE RELEASE

Editorial Contacts:

Kellie Prowse	Bob Richter	Jeannine Dooley
NAVTEQ	for NAVTEQ	Traffic.com, Inc.
Tel: 312-894-7073	Tel: 212-802-8588	Tel: 610-407-7400 x3053
e-M: kellie.prowse@navteq.com	e-M: bob@richtermedia.com	e-M: jdooley@traffic.com

Investor Relations Contact:

Thomas R. Fox
NAVTEQ Corporation
Tel: 312-894-7500
e-M: investorrelations@navteq.com

NAVTEQ Agrees to Acquire Traffic.com

Analyst Conference Call Today at 8:30 AM EST

Chicago, IL — November 6, 2006 — NAVTEQ (NYSE: NVT), a leading global provider of digital maps for vehicle navigation and location-based solutions, announced it has agreed to acquire Traffic.com, a leading provider of personalized traffic information in the United States for an equity value of approximately $179 million. The acquisition of Traffic.com will provide NAVTEQ with proprietary traffic content, as well as the technology and expertise to deliver that content to a wide variety of customers across multiple industries. The Board of Directors of each company has approved the agreement.

“Our focus is on enhancing our map with content that brings the map to life and increases the utility and convenience of navigation devices. We have long believed in the value of traffic data and this acquisition is a natural and logical progression for NAVTEQ,” said Judson Green, President and CEO of NAVTEQ. “Traffic.com brings a stream of high-quality, proprietary traffic content and a unique technology platform for the delivery of this and potentially other content. Combined, the two companies have the potential to create and deliver advanced dynamic content that will fuel the next generation of location-enabled applications.”

Today, Traffic.com offers real-time customized traffic reports in 50 metropolitan areas and is a critical data component of NAVTEQ Traffic. Traffic.com had fiscal 2005 revenue of $43.3 million. The Company currently has approximately 650 employees in 22 locations. Traffic.com’s growing list of customers includes AOL, Microsoft, The Weather Channel®, Comcast, Garmin and XM Satellite Radio.

“In addition to collecting and distributing premium traffic content, Traffic.com has the unique capability to productize traffic content, and deliver it across multiple platforms,” said Robert N. Verratti, CEO, Traffic.com. “Our technology and experience is a natural fit with NAVTEQ’s industry-leading solutions.”

NAVTEQ intends to finance the purchase price through a combination of approximately $47 million in cash and the issuance of approximately 4.1 million shares of NAVTEQ stock. Based on current expectations and projections, management expects dilution to earnings per share from the acquisition of Traffic.com of $0.11 to $0.17 in 2007 and accretion to earnings per share by 2009. NAVTEQ anticipates the closing will occur in the first quarter of 2007. The acquisition is subject to customary closing conditions. Merrill Lynch acted as financial advisor to NAVTEQ on the transaction.

NAVTEQ Management will discuss the acquisition on a conference call to be held at 8:30AM ET today. Information for the Company’s conference call is as follows:

When:            Monday, November 6, 2006 at 8:30AM ET

Where:         http://investor.navteq.com

How:                    Log on to the web at the URL above or call to listen in at 866-831-6272 (North America) or 617-213-8859 (international), passcode 22543656

The company will provide a telephone replay of the conference call at 888-286-8010 (North America) or 617-801-6888 (international), passcode 87361148. The telephone replay will be accessible from 11:00 AM ET Monday, November 6, 2006 through 11:59 PM ET on Monday, November 13, 2006. An on-demand replay of the conference call will also be available online at investor.navteq.com until December 6, 2006.

A presentation regarding the transaction will be available shortly in the ‘News & Events’ section of our IR website.

About Traffic.com

Traffic.com® is a leading provider of accurate, personalized traffic information for drivers coast to coast. Through the industry’s most comprehensive data collection infrastructure, Traffic.com offers consumers real-time customized traffic reports in 50 metropolitan areas. These personalized consumer reports are complete with predictive traffic trends, vehicle speeds, congestion levels, travel times, and delay times delivered via Web, wireless device, radio, television, and in-vehicle navigation systems. Traffic.com’s ability to distribute traffic information via specialized data feeds and across multiple platforms creates unique, multi-platform branding opportunities for advertisers, enabling them to expand their reach and target consumers with useful, relevant content multiple times per day.

Traffic.com is a registered trademark of Traffic.com, Inc.

About NAVTEQ

NAVTEQ is a leading provider of comprehensive digital map information for automotive navigation systems, mobile navigation devices, Internet-based mapping applications, and government and business solutions. NAVTEQ creates the digital maps and map content that power navigation and location-based services solutions around the world. The Chicago-based company was founded in 1985 and has approximately 2,100 employees located in 139 offices in 25 countries.

NAVTEQ is a trademark in the U.S. and other countries.

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These statements also include statements about NAVTEQ’s ability to integrate Traffic.com, the timing of the acquisition and NAVTEQ’s future operating and financial results. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2006, in each case as filed with the Securities and Exchange Commission.

Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. NAVTEQ does not undertake any obligation to update any forward-looking statements contained in this document.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities. All offers will be made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. NAVTEQ will file a registration statement, which will contain a proxy statement/prospectus of NAVTEQ and Traffic.com, and other relevant documents with the Securities and Exchange Commission (SEC) with respect to the proposed merger. A definitive proxy statement/prospectus, when available, will be sent to security holders of Traffic.com seeking their approval of the proposed merger. Investors and security holders are urged to read carefully the definitive proxy statement/prospectus and other materials when they become available before making any voting or investment decision because it will contain important information regarding NAVTEQ, Traffic.com and the proposed merger.

The documents filed with the SEC by NAVTEQ may be obtained free of charge from NAVTEQ’s website at www.navteq.com or by directing a request to NAVTEQ Corporation, 222 Merchandise Mart, Suite 900, Chicago, Illinois 60654, Attention: Investor Relations, telephone: (312) 894-7500. The documents filed with the SEC by Traffic.com may be obtained free of charge from Traffic.com’s website at www.traffic.com or by directing a request to Traffic.com, Inc., 851 Duportail Road, Wayne, PA 19087, Attention: Investor Relations, telephone: (610) 725-9700.

NAVTEQ, Traffic.com and their respective executive officers, directors and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Traffic.com in favor of the proposed merger. Information about the executive officers, directors and other employees of NAVTEQ and Traffic.com and their direct or indirect interests, by security holdings or otherwise, in the merger will be set forth in the proxy statement/prospectus when it becomes available.

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